UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2012

ROTOBLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51428 20-08987999

(Commission File Number) (IRS Employer Identification No.)

300 B Street, Santa Rosa, CA 95401

(Address of principal executive offices and zip code)

(707) 578-5220

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

                    Officers; Compensatory Arrangements of Certain Officers.

The Company is announcing the resignation of Chien Chih Liu as Chief Executive Officer, effective January 20, 2012, and the appointment of Andrew P. Schneider as Chief Executive Officer, effective January 20, 2012.

Prior to joining the Company, Mr. Schneider was the founder and Managing Partner of HedgeCo Networks from May 2001 to August 2011. HedgeCo Networks is a hedge fund research and services firm. From September 2011 to the present, Mr. Schneider was the Chief Executive Officer of Global Hedge Fund Advisors, a consulting firm to the hedge fund industry. Mr. Schneider attended the State University at Albany, New York.

Mr. Schneider’s Employment Agreement is effective for an initial term of twelve (12) months commencing January 20, 2012 with a salary of $125,000 per year. In addition, Mr. Schneider will be issued 1,000,000 shares of the Company’s common stock; Common Stock Purchase Warrants to purchase up to an additional 1,000,000 shares of the Company’s common stock at a price of $0.25 per share; and Employee Common Stock Awards of 500,000 shares of common stock based on targeted increases in the Company’s market cap valuation.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2012
99.2	Press Release dated January 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTOBLOCK CORPORATION

By: /s/  Freddy Goman Yu Chong

            President

Dated: January 26, 2012

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